Exhibit 99.1

SS Innovations Announces Completion of BDO Audit Process and Issues Update on Plans for NASDAQ Uplisting

Fort Lauderdale, FL., December 11, 2024 - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), developer of innovative surgical robotic technologies dedicated to making world-class robotic surgery affordable and accessible to a global population, today announced that its new independent registered public accounting firm, BDO India LLP (“BDO”), has completed the re-audit of the Company’s consolidated financial statements for the years ended December 31, 2023 and December 31, 2022, which were included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2023 (the “Original Filing”). In addition, SS Innovations is hereby updating its shareholders and the investment community on its plans to uplist its common stock to NASDAQ.

As previously reported in its Securities and Exchange Commission (“SEC”) filings, in May 2024, the SEC entered an order barring BF Borgers CPA PC (“Borgers”), the Company’s then independent registered public accounting firm, from appearing or practicing before the SEC as an accountant. As a result, Borgers could no longer act as the independent registered public accounting firm for the Company (or several hundred other public companies who had also engaged Borgers). Consequently, the Company terminated the engagement of Borgers and subsequently retained BDO as its independent registered public accounting firm.

Given the circumstances giving rise to Borgers’ dismissal, the Company asked BDO to re-audit the prior consolidated audited financial statements included in the Original Filing. Contemporaneously with the reaudit, the Company also undertook an internal review of certain accounting policies and internal controls and procedures. An external consulting firm was also appointed by the Company to help perform comprehensive technical accounting evaluations.

In the course of this internal review and while BDO was performing the reaudit, the Company discovered material errors in the prior audited consolidated financial statements included in the Original Filing. As a result, the Company determined that in order to reflect the foregoing, those financial statements would need to be restated and as a result could no longer be relied upon (which was reported in a Current Report on Form 8-K filed with the SEC.

On December 6, 2024, SS Innovations filed an amendment to the Original Filing on Form 10-K/A, which included audited consolidated financial statements and related footnote disclosures as of and for the years ended December 31, 2023, and 2022, which restated the financial statements included in the Original Filing.

Restated consolidated financials for 2023 post BDO audit as per the recently filed 10K/A had the following major differences from the Original Filing:

Major areas of change	As per Original Filing	As per Form 10-K/A	Difference
Balance Sheet as of December 31, 2023
Shareholders’ Equity	$14.30 Mill	$19.72 Mill	Increase by $5.42 Mill
Working Capital Surplus	$9.11 Mill	$12.96 Mill	Increase by $3.85 Mill
Statement of Operations and Comprehensive Loss for the year 2023
Revenues for 2023	$5.88 Mill	$5.88 Mill	No change
Gross Profits	$0.71 Mill	$0.72 Mill	Increase by $0.01 Mill
Loss from Operations	$20.67 Mill	$20.27 Mill	Decrease by $0.40 Mill
Total Comprehensive Loss	$21.29 Mill	$21.13 Mill	Decrease by $0.16 Mill

The abovementioned changes in reported financials were mainly due to the following reasons:

A.	Change in accounting for the April 2023 acquisition by merger of Cardio Ventures, Inc.

B.	Change in revenue recognition for deferred payment sales.

C.	Functional and other reclassifications.

D.	Recognition of right of use of certain assets and liabilities.

E.	Corrections of certain errors/adjustments.

The net impact of the restatements as mentioned above resulted in reporting of an improved net worth position and slightly improved financial performance numbers of the Company for the year 2023.

Contemporaneously with this filing, the Company filed with the SEC to withdraw its pending Registration Statement on Form S-1, which was filed on February 14, 2024. The Company believes that it meets the requirements for listing its shares of common stock on NASDAQ without completing the offering contemplated by the Registration Statement and intends to proceed with an uplisting to NASDAQ or another National Securities Exchange as soon as possible.

SS Innovations continues to demonstrate its accelerating growth having successfully completed to date over 2,500 robotic surgical procedures primarily in India using its SSi Mantra Surgical Robotic System (the “SSi Mantra”) and its recently announced expansion to Indonesia where it successfully completed that country’s first robotic cardiac surgery using its SSi Mantra. SS Innovations now has its systems installed in 5 countries and expects to continue its expansion to fulfill its mission to provide affordable state-of-the-art robotic surgery treatment to patients around the globe.

About SS Innovations:

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SS Innovations’ product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra” its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SS Innovations’ business operations are headquartered in India and the Company plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit our website at ssinnovations.com or LinkedIn for updates.

About SSI Mantra:

The SSI Mantra Surgical Robotic System, by SS Innovations, is a modular multi-arm system with many advanced technology features. It allows for the use of 3-5 robotic arms, has an open-faced ergonomic Surgeon Command Centre, 32-inch large 3D 4K monitor, a 23-inch 2D Touch panel monitor for all patient related information display, a virtual real-time image of the robotic Patient Side Arm Carts, and the ability for superimposition of 3D models of diagnostic imaging. The Vision Cart gives the table-side team the same magnified 3D 4K view as the Surgeon to provide better safety and efficiency. The modular robotic arms give flexibility in positioning and the number of arms to be used. This allows for collision-free conduct of surgical operations. There are over 40 different types of robotic endo-surgical instruments that can be used for different specialties including cardiac surgery. The learning curve for surgeons is shorter due to the SSi Mantra’s ergonomic design and user-friendly features.

The SSi Mantra has been clinically validated in India in more than 80 different types of surgical procedures. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in the second half of 2025.

Forward-Looking Statements:

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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